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                                                                    EXHIBIT 10.3


                            CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of the 4th day of June, 1998, by and between Home Interiors & Gifts, Inc., a Texas corporation (hereinafter, together with its successors and permitted assigns, referred to as the "Company"), on the one hand, and Ronald L. Carter (hereinafter referred to as the "Consultant"), on the other hand.


                              W I T N E S S E T H:


                  A. The Company is in the business of selling home decorative accessories (the "Business").

                  B. The Company recognizes that the Consultant possesses unique knowledge and experience concerning the Business and, as a consequence, the Company desires to contract with the Consultant to provide consulting services to the Company in connection with its operation of the Business.

                  C. The Consultant has agreed to perform the consulting services desired by the Company for the compensation and subject to and upon all of the other terms, conditions and provisions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:


                               A G R E E M E N T:


                  1. Consulting Services. The Consultant agrees to furnish consulting and advisory services to the Company, at such times and places as the Company reasonably requests, relating to the operation of the Business. Each request by the Company for consulting and advisory services shall be in writing and shall specify the nature of the service sought. Upon receipt of any such request, the Consultant shall confer with the acting Chief Executive Officer of the Company concerning the requested consulting and advisory services,



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and a description of the services and a schedule for providing these services shall be agreed upon.

                  2. Term. The consulting and advisory services provided by the Consultant hereunder shall be for a term (the "Term") of one year beginning on the date hereof.

                  3. Compensation; Expenses; Benefits. (a) The Company agrees to pay to the Consultant a consulting fee (the "Fee") of $200,000, payable in 12 consecutive monthly installments of $16,667.00 each, the first such monthly payment being due on the first day of the first month after the date hereof.

                           (b) In addition to the Fee, the Company shall
reimburse the Consultant for all reasonable out-of-pocket expenses incurred by the Consultant in providing the consulting and advisory services requested by the Company. All such expenses must be approved in writing by the Company prior to being incurred.

                  4. Independent Contractor. In furnishing consulting and advisory services to the Company under this Agreement, the Consultant is acting only as an independent contractor and is not furnishing such consulting and advisory services to the Company as an employee or in any other capacity. This Agreement shall not be construed to create any partnership or joint venture between the Company and the Consultant.

                  5. Assignment. In the event the Company sells the Business, this Agreement shall be deemed terminated and of no further force or effect and the Company shall have no obligation to make any further payments to the Consultant (other than accrued but unpaid obligations of the Company). The Consultant shall not have the right to assign his rights under this Agreement to any person or entity other than an entity that is owned or controlled, directly or indirectly, by the Consultant.




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                  6.       Further Obligations.

                           (a) During and following the Term, the Consultant
shall use commercially reasonable efforts to hold in confidence and not directly or indirectly disclose any confidential information or proprietary data of the Company or any of its subsidiaries, except to the extent authorized by the Board of Directors of the Company or required by any court or administrative agency or legal process, other than to an employee of or contractor with the Company or any of its subsidiaries, or a "person," within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (a "Person"), to whom the Consultant in good faith believes disclosure is reasonably necessary or appropriate in connection with the performance by the Consultant of his duties under this Agreement. In determining whether such disclosure is required, the Consultant will be entitled to rely on the written advice of counsel. Confidential information shall not include any information known generally to the public or in the industry in which the Company is engaged. All records, files, documents and materials, or copies thereof, relating to the Company's or any of its subsidiaries' business which the Consultant shall prepare or use, or come into contact with during the Term, shall be and remain the sole property of the Company or any of its subsidiaries, as the case may be, and shall be promptly returned by the Consultant to the Company or such subsidiary (as applicable) upon termination of this Agreement.

                           (b) Except with the prior written approval of the
Board of Directors of the Company, during the Term and for two (2) years thereafter, the Consultant shall not, directly or indirectly (i) solicit, entice, persuade or induce any employee, displayer, or other independent contractor of the Company or any of its subsidiaries to terminate his or her employment or relationship with the Company or any of its subsidiaries or to become employed or engaged in a similar capacity by any Person other than the Company or any of its subsidiaries or (ii) authorize, solicit or assist in the taking of such actions by any third party. Notwithstanding the foregoing, nothing herein shall prohibit the Consultant or any affiliate of the Consultant from hiring as an employee or consultant any current employee of the Company or any of its subsidiaries who has terminated his or her employment with the Company and requests on an unsolicited basis employment with the Consultant.

                           (c) During the Term and for two (2) years thereafter,
the Consultant shall not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any Person or other business enterprise (other than the Company and its affiliates) engaged in the business of selling home decorative accessories within any of the same markets as the Company or any of its subsidiaries (any of the foregoing activities being referred to herein as "Competitive Activities"). The foregoing covenant respecting Competitive Activities shall not be construed



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to preclude the Consultant from making any investments in the securities of any company, whether or not engaged in competition with the Company or any of its subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed five percent (5%) of the issued and outstanding shares of such company or give the Consultant the right or power to control or participate directly in making the policy decisions of such company.

                           (d) If any court determines that any portion of this
Section 6 is invalid or unenforceable, the remainder of this Section 6 shall not thereby be affected and shall be given full effect without regard to the invalid provision. If any court construes any of the provisions of this Section 6, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

                           (e) The Consultant hereby acknowledges and agrees
that damages will not be an adequate remedy for the Consultant's breach of any of his covenants contained in this Section 6, and further agrees that the Company shall be entitled to obtain appropriate injunctive and/or other equitable relief for any such breach, without the posting of any bond or other security.

                  7. Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given (i) in writing and delivered personally,
(ii) by telecopy, (iii) by a recognized courier service or (iv) by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party shall provide to the other parties by notice in accordance with this section):

                  If to the Company:

                  Home Interiors & Gifts, Inc.
                  4550 Spring Valley Road
                  Dallas, Texas 75244
                  Facsimile: (972) 490-7573
                  Attention: President





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                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201-6950
                  Facsimile:  (214) 746-7777
                  Attention:  Glenn D. West, Esq.


                  If to the Consultant:

                  Ronald L. Carter
                  1325 W. Belt Line Road
                  Carrollton, Texas 75006
                  Facsimile: (972) 446-8383


                  with a copy to:

                  Jeffrey Fink, Esq.
                  1325 W. Belt Line Road
                  Carrollton, Texas 75006
                  Facsimile: (972) 446-8383

                  Any such notice or other communication shall be deemed to have been given and received (whether actually received or not) on the day it is personally delivered, telecopied or delivered by a recognized courier service as aforesaid or, if mailed, on the second day after it is mailed as aforesaid.

                  8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts-of-law thereof.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         HOME INTERIORS & GIFTS, INC.



                                         By:
                                            -----------------------------------
                                              Donald J. Carter, Jr.
                                              Chief Executive Officer




                                              Ronald L. Carter



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